Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Elys Game Technology, Corp. (formerly known as Newgioco Group, Inc.)

130 Adelaide Street, West, Suite 701

Toronto, Ontario, Canada M5H 2K4

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated July 2, 2020, relating to the consolidated financial statements of Elys Game Technology, Corp. (formerly known as Newgioco Group, Inc.) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

BDO AG

/s/ Christoph Tschumi /s/ Marc Furlato

Christoph Tschumi ppa. Marc Furlato

Zurich, Switzerland, January 20, 2021